Exhibit 99.1

Contact: Patrick Rich

Phone: 615-861-5432

Email: patrick.rich@jackson.com

FOR IMMEDIATE RELEASE

Jackson names Carrie Chelko executive vice president,

future general counsel and secretary

LANSING, Mich. — August 23, 2021 —Jackson Financial Inc.1 (Jackson®) today announced that industry veteran Carrie Chelko will join Jackson as an Executive Vice President on August 30, 2021, and will be based in the company’s corporate offices in Lansing, Michigan. Chelko will assume the role of General Counsel and Secretary upon Jackson’s completion of the previously announced separation from Prudential plc (Prudential), which is expected to be completed on September 13, 2021, subject to Prudential shareholder approval. Chelko succeeds Julia Goatley, who has been serving as interim EVP, General Counsel and Secretary since February 2021 and will return to retirement upon completion of the separation from Prudential.

Chelko joins Jackson from Fidelity Investments where she served as Senior Vice President and Chief Compliance Officer and led regulatory compliance for businesses within Fidelity Personal Investing. She was also responsible for proactive engagement with regulators and partnered with the business to support new business lines, product growth, regulatory change management and agile transformation. Prior to Fidelity, Chelko served as SVP and Chief Counsel for Lincoln Financial Network, Lincoln’s retail wealth management business, and Lincoln Financial Distributors, the wholesale distributor of Lincoln’s manufactured annuities, insurance and retirement plan products.

“I am pleased to welcome Carrie to the Jackson team,” said Laura Prieskorn, Chief Executive Officer, Jackson. “Carrie’s insights and expertise will be an outstanding complement to our already strong capabilities as we become an independent, publicly-listed company. Her wealth of experience working closely with industry regulators will be critical to our success as we further position Jackson as a leading provider of U.S. retirement income solutions.”

“I am delighted to join the Jackson team at such a pivotal moment in the company’s history,” said Chelko. “I look forward to working with this purpose-driven team as Jackson continues to execute against a focused strategy to drive growth, deliver value to our stakeholders and help Americans grow and protect their retirement savings and income.”

Prieskorn added, “I would like to thank Julia for her important contributions during her more than 17 years at Jackson, especially as she stepped in as the interim General Counsel to oversee Jackson’s transition to becoming a public company.”

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1 Jackson Financial Inc. (“JFI”) is a U.S. holding company and the direct parent of Jackson Holdings LLC (“JHLLC”). The indirect, wholly-owned subsidiaries of JHLLC include Jackson National Life Insurance Company and PPM America, Inc.

ABOUT JACKSON

Jackson® is committed to helping clarify the complexity of retirement planning—for financial professionals and their clients. Our range of annuity products, financial know-how, history of award-winning service* and streamlined experiences strive to reduce the confusion that complicates retirement plans. We believe by providing clarity for all today, we can help drive better outcomes for tomorrow. For more information, visit www.jackson.com.

*SQM (Service Quality Measurement Group) Contact Center Awards Program for 2004 and 2006-2020. (To achieve world-class certification, 80% or more of call-center customers surveyed must have rated their experience as very satisfied, the highest rating possible.)

Jackson® is the marketing name for Jackson Financial Inc., Jackson National Life Insurance Company®, and Jackson National Life Insurance Company of New York®.

SAFE HARBOR STATEMENT

This press release may contain certain statements, other than those relating to historical facts, that constitute “forward-looking statements.” Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “estimate,” “believe,” “expect,” “could,” “forecast,” “may,” “intend,” “plan,” “predict,” “project” “will” or “would” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance, are subject to a number of assumptions, and are inherently susceptible to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions. There can be no assurance that management’s expectations, beliefs or projections will result or be achieved or accomplished. Any forward-looking statements reflect Jackson’s views and assumptions as of the date of this press release and Jackson disclaims any obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by law.

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